UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 Amendment No. 2

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[X]       Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]       Definitive Information Statement

                             WINSTED HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      No fee required.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)      Amount previously paid:
(2)      Form, schedule or registration statement no.:
(3)      Filing party:
(4)      Date filed:

                             WINSTED HOLDINGS, INC.
                          5000 Birch Street, Suite 3000
                         Newport Beach, California 92660


                              INFORMATION STATEMENT
                             as at December 29, 2005

                             WINSTED HOLDINGS, INC.
                          5000 Birch Street, Suite 3000
                         Newport Beach, California 92660


                                December 29, 2005

To Our Stockholders:

        The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, December 9, 2005, that our board of directors has recommended, and that a majority of our stockholders intend to vote on January 20, 2006 to effect the following corporate actions:

1. To elect three persons as directors to our board of directors for the following year. Management has nominated Mark Ellis, Brian Brittan, and John Ryan.

2. To approve a reverse split of our common stock on the basis of one post-consolidation share for 1,250 pre-consolidation shares to occur at some time within 60 days of the date of the meeting of stockholders, with the exact time of the reverse split to be determined by the board of directors.

3. To ratify the selection of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending December 31, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        We have a consenting stockholder, Mark Ellis, our president, secretary, chairman of the board of directors and chief financial officer, who holds 53,758 shares of our common stock, and owns or controls 50,000,000 shares of our Series A preferred stock and 50,000,000 shares of our Series B preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders.

        Each share of the Series A preferred stock is convertible into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series A preferred stock issued and outstanding on the record date, he has the equivalent votes of 1,000,000,000 shares of our common stock.

        Each share of the Series B preferred stock is convertible into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series B preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series B preferred stock issued and outstanding on the record date, he has the equivalent votes of 500,000,000 shares of our common stock.

        As a result of Mr. Ellis' ownership of 53,758 shares of our common stock, and voting rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and voting rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock, he has the power to vote 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date.

        Mr. Ellis will vote in favor of the proposals and will therefore have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

        WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        We appreciate your continued interest in Winsted Holdings, Inc.

                                        Very truly yours,


                                        /s/ Mark Ellis
                                        --------------
                                        Mark Ellis
                                        President

                             WINSTED HOLDINGS, INC.
                          5000 Birch Street, Suite 3000
                         Newport Beach, California 92660
                            Telephone (949) 476-3711


                              INFORMATION STATEMENT

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        This information statement is furnished to the holders of record at the close of business on December 9, 2005, the record date, of the outstanding common stock and preferred stock of Winsted Holdings, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holder of the majority of the votes of our stock intends to take on January 20, 2006 to effect the following corporate actions:

1. To elect three persons as directors to our board of directors for the following year. Management has nominated Mark Ellis, Brian Brittan, and John Ryan.

2. To approve a reverse split of our common stock on the basis of one post-consolidation share for 1,250 pre-consolidation shares to occur at some time within 60 days of the date of the meeting of stockholders, with the exact time of the reverse split to be determined by the board of directors.

3. To ratify the selection of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending December 31, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        This information statement will be sent on or about December 29, 2005 to our stockholders of record who have not sign the majority written consent described herein.

                                VOTING SECURITIES

        Stockholders of record at the close of business on December 9, 2005, are entitled to notice of and to vote at the meeting and at any adjournments thereof. On the record date, our authorized capital stock consisted of 5,000,000,000 shares of common stock, no par value per share, and 500,000,000 shares of preferred stock, no par value per share. Each share of our common stock is entitled to one vote, of which there were 2,925,663,242 shares issued and outstanding on the record date, fully paid and non-assessable. Mark Ellis, our chairman and chief executive officer, has the right to vote 53,758 shares of our common stock, which shares represent 1.83 percent of our issued and outstanding common stock, without giving any effect to the exercise of any options to purchase shares of our common stock or other obligations to issue shares as described in "Principal Stockholders" of this information statement.

        On the record date, our preferred stock was classified into two series, Series A, consisting of 50,000,000 shares, and Series B, consisting of 1,000,000 shares, all of which were owned by Mr. Ellis.

        Each share of the Series A preferred stock is convertible into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns all 50,000,000 shares of our Series A preferred stock issued and outstanding on the record date, he has the equivalent votes of 1,000,000,000 shares of our common stock.

        Each share of the Series B preferred stock is convertible into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series B preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns all 50,000,000 shares of our Series B preferred stock issued and outstanding on the record date, he has the equivalent votes of 500,000,000 shares of our common stock.

        As a result of Mr. Ellis ownership of 53,758 shares of our common stock, and voting rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and voting rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock, he has the power to vote 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date.

        The quorum for the transaction of business at the meeting consists of stockholders present in person, or represented by proxy holding not less than a majority of the issued and outstanding shares of our common stock, after allowing for the voting rights of our Series A and Series B preferred stock. If sufficient shares are not represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by us. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the meeting in the manner set forth above. Since Mr. Ellis has the voting rights representing 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date, a quorum will be assured.

        Under the Florida Business Corporation Act, the three nominees receiving the greatest number of votes cast by the holders of our common stock will be elected as directors (Proposal 1). There will be no cumulative voting in the election of directors. A simple majority of the votes cast at the meeting is required to approve Proposals 2 and 3.

        Under Florida law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except the election of directors as to which they will have no effect. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum and will have no effect on the outcome of the vote on any of the proposals.

DISTRIBUTION AND COSTS

        We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

        Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

        No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Florida law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

        Three directors are to be elected at the meeting to hold office until the next annual meeting or until their successors are elected. Each returned proxy cannot be voted for a greater number of persons than the number of nominees named (three). The three nominees receiving the highest number of votes are elected if a quorum is present and voting. A copy of the proposed resolution electing the directors is contained in ATTACHMENT A to this information statement. If, however, any of the proposed directors are unable to serve, or for good cause decline to serve at the time of the meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The board of directors is not aware of any circumstances that would render any nominee unavailable for election.

VOTE REQUIRED

        Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the three nominees who are listed herein, or for as many nominees of the board of directors as possible, not to exceed three, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

        Our board of directors recommends that stockholders vote FOR the director nominees named above.

NOMINEES

        The following table sets forth information concerning each nominee for a Class A director as well as each director, officer, and each non-director executive officer continuing in office:

          Name          Age            Position       Director Since
    ----------------  --------  -------------------   --------------
    Mark Ellis           39      Chairman, Chief        2003
                                 Executive Officer,
                                 Secretary,
                                 and Director

    Brian Brittan        43      Director               2004

    John Ryan            46      Director               2005


        The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board.

        Each director will hold office for the term for which elected, and until his successor is elected and qualified, or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among any nominee, director, or executive officer of Winsted Holdings.

        We may employ additional management personnel, as our board of directors deems necessary. Winsted Holdings has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

        A description of the business experience during the past several years for each of the directors and executive officers of Winsted Holdings is set forth below.

        Mark Ellis has been our chief executive officer and a director since February, 2003. He has been president, chief executive officer and a director of Universal Broadband Communications since August 2000. Mr. Ellis has over eight years of experience in the telecommunications industry, serving in executive management positions with several telecommunication ventures. Since December 2001, Mr. Ellis has served as the chief executive officer, president and a director of Qbe Technologies, a wireless telecomputing company. From 1997 to 1999, Mr. Ellis was chief executive officer of TelQuest Communications, Inc., a start-up telecommunications company. He served as staff accountant at International Aluminum Corporation from 1990 to 1992. From 1983 to 1986, Mr. Ellis was a statistical analyst at Northrop Grumman Corporation. Mr. Ellis is currently enrolled at DePaul University in order to complete his master's degree.

        Brian Brittan has been the president of UCG, a marketing company serving clients such as AT&T, Global Crossing, and Quest. From 1999-2002, Mr. Brittain served as vice-president of sales for ECP, an e-commerce merchant service company providing credit card processing, web sites with e-commerce enablement and private label loyalty cards. From 2002 until the present, Mr. Brittan has been a vice president of sales at San Diego Playhouse.

        John Ryan was an executive vice president of Simon Marketing, Inc., Los Angeles, California from May 1990 through September 2001. He was the controller of Southern California Title Company of Los Angeles, California from January 1989 through March 1990. From October 1985 through January 1989, Mr. Ryan was the treasurer/controller of Monolith Portland Cement Company of Los Angeles, California. Mr. Ryan earned a Master of Business Administration in 1992 from California State University, Northridge, and a Bachelor of Science - Business Administration in 1977 form California State University, Northridge. From 2001 until the present, Mr. Ryan has worked as a self-employed management consultant.

BOARD MEETINGS AND COMMITTEES

        During the fiscal year ended December 31, 2004, our board of directors held four meetings, each of which was signified by a consent executed by each of our directors.


        Although  our  board  has  the   authority   to  create  an   executive,
compensation, financing, nominating, and audit committee, none has yet to be created.


        Code of Ethics. We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote:

o       Honest and ethical conduct,  including the ethical handling of actual or
        apparent   conflicts  of  interest  between  personal  and  professional relationships;

o Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

o       Compliance with applicable governmental laws, rules and regulations;

o       The  prompt  internal   reporting  of  violations  of  the  code  to  an
        appropriate person or persons identified in the code; and

o       Accountability for adherence to the code.

        We have filed with the SEC a copy of the code of ethics and have posted a copy of the code of ethics on our website at www.charys.com.

        We will provide to any person without charge, upon request, a copy of our code of ethics. Any such request should be directed to our corporate secretary at 5000 Birch Street, Suite 3000, Newport Beach, California 92660, telephone (949) 476-3711, or fax (949) 552-1787.

COMPENSATION OF DIRECTORS

        It is the policy of the board that compensation for independent directors should be equity-based. Employee directors are not paid for board service. Each non-employee director receives a fee for attending each meeting, $2,000 in person or $1,000 for telephonic attendance, plus reasonable travel fees. In addition, non-employee directors may receive project fees of $250 per hour and certain deal fees, which include an hourly fee to be approved by the board of directors for time spent on negotiations and/or due diligence, plus an introduction fee of two percent or a management fee (when the non-employee director plays a key role in the acquisition and negotiation process) of five percent of the purchase price to be paid in our stock, or if elected by the director, stock, note and cash in the same proportion as paid to the seller. Also, non-employee directors will receive stock grants and options. For the director's initial term, the director will receive 20,000 shares of our common stock and an option to purchase 100,000 shares, and will receive the same for each successive term of service. Upon resignation or failing to be re-elected the director will receive an additional 50,000 shares of our common stock.

        On July 14, 2004 the board of directors amended the compensation plan for independent directors to include a funding fee. Whereupon should an independent director arrange a source of financing and the transaction is actually funded, the director would receive a fee equal to three percent of the funding received by Winsted Holdings.

   APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
                TO IMPLEMENT A ONE FOR 1,250 REVERSE STOCK SPLIT
                                  (Proposal 2)

        Our board of directors has adopted a resolution to seek stockholder approval of discretionary authority to our board of directors to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval for 1,250 pre-consolidation shares for each one post-consolidation share, with the reverse split to occur within 60 days of the date following the annual meeting, the exact time of the reverse split to be determined by the directors in their discretion. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split. A copy of the proposed resolution approving the grant of discretionary authority to the directors with respect to the reverse split is contained in Attachment A to this information statement.

        Our board of directors believes that stockholder approval of a 60-days range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split, and, therefore, is in the best interests of our stockholders. The actual timing for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to when and whether such action would be most advantageous to us and our stockholders.

        If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of 1,250 pre-consolidation shares for each one post-consolidation share.

        The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Winsted Holdings, Inc. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

        Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to 1,250 times greater than the price for shares of our common stock immediately prior to the reverse split, depending on the ratio of the split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE SPLIT

        The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

        The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except as described below).

        The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

        The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for 1,250 reverse split, every 1,250 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with 1,250 being equal to the exchange ratio of the reverse split, as determined by the directors in their discretion.

        Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 1,250 exchange ratio, subject to adjustment for fractional shares, as described below).

        Fractional shares which would otherwise be held by our common stockholders after the reverse split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each 1,250 shares of our common stock held as of the record date.

        The reverse split may reduce the number of holders of post-reverse split shares as compared to the number of holders of pre-reverse split shares to the extent that there are stockholders presently holding fewer than 1,250 shares. However, the intention of the reverse split is not to reduce the number of our stockholders. In fact, we do not expect that the reverse split will result in any material reduction in the number of our stockholders.

        We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.

        Issuance of Additional Shares. The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.

        If we elect to implement a one for 1,250 reverse split, based on the 2,925,663,242 shares of our common stock outstanding on the record date, and the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, 4,997,659,469 shares of our common stock remain available for issuance prior to the reverse split taking effect. A one for 1,250 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 2,925,663,242 to 2,340,531 shares.

        Based on the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for 1,250 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 2,074,336,758 to 4,997,659,469 shares

        The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

        The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

        We will not recognize any gain or loss as a result of the reverse split.

        The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

        We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in his old shares of our common stock.

EFFECTIVE DATE

        If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Florida time on the date the split is approved by our board of directors which in any event shall not be later than 60 days from the date of the annual meeting. Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 1,250 shares, or such lesser amount as we may determine, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for 1,250 exchange ratio.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

        This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2004, and other filings with the Securities and Exchange Commission.

        If approved and implemented, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 common shares of our stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

VOTE REQUIRED

        The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the reverse.

        Our board of directors recommends that stockholders vote FOR the approval of the reverse split.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 3)

        Subject to stockholder ratification, the board of directors has appointed Russell Bedford Stefanou Mirchandani LLP to serve as our independent public accountants for the fiscal year ending December 31, 2005. Russell Bedford Stefanou Mirchandani LLP have served as our independent public accountants since November 20, 2003. Representatives of Russell Bedford Stefanou Mirchandani LLP are not expected to be present at the meeting. A copy of the proposed resolution ratifying the selection of Russell Bedford Stefanou Mirchandani LLP is contained in Attachment A to this information statement.

AUDIT FEES

        The aggregate fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services rendered for the preparation of our audited financial statements for the fiscal year ended December 31, 2004 were $25,000.

AUDIT-RELATED FEES

        There were no fees billed by Russell Bedford Stefanou Mirchandani LLP for assurance and related services that were reasonably related to the performance of the audit or review of our audited financial statements, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees.

TAX FEES

        There were no fees billed by Russell Bedford Stefanou Mirchandani LLP for tax compliance, tax advice and planning, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        There were no fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for our fiscal year ended December 31, 2004.

ALL OTHER FEES

        There were no other fees billed by Russell Bedford Stefanou Mirchandani LLP for professional services rendered, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees. Our audit committee considers the provision of these services to be compatible with maintaining the independence of Russell Bedford Stefanou Mirchandani LLP.

VOTE REQUIRED

        The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the ratification of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants.

        Our board of directors recommends that stockholders vote FOR the ratification of the selection of Russell Bedford Stefanou Mirchandani LLP as our independent public accountants for the fiscal year ending December 31, 2005.



                             PRINCIPAL STOCKHOLDERS

        The following table presents information regarding the beneficial ownership of all shares of our common and preferred stock as of the record date by:

o Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

o Each person who owns beneficially more than five percent of the outstanding shares of our preferred stock;

o       Each director;

o       Each named executive officer; and

o       All directors and officers as a group.

---------------------------------------------------   ----------------------------   -------------------------------

                                                       Common Stock Beneficially       Preferred Stock Beneficially
                                                                  Owned (2)                        Owned (2)
Name and Address of Beneficial Owner (1)                    Number Percent                    Number Percent
---------------------------------------------------   -------------  -------------   ---------------  --------------
Mark Ellis (3) ....................................       53,758          1.83          88,000,000
Brian Brittan (4)..................................          -0-                               -0-             -0-
John Ryan (5)......................................          -0-           ___                                 -0-
                                                                                               -0-
All directors and officers as a group (3 persons)..       53,758          1.83          88,000,000            88.0
Universal Broadband Communications, Inc. (6).......          -0-           -0-           6,000,000             6.0
C2C Exchange, Inc. (7).............................          -0-           -0-           5,000,000             5.0
Medspa Solutions, Inc. (8).........................          -0-           -0-           1,000,000             1.0
---------------------------------------------------   -------------  -------------   ---------------  --------------

----------------------
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Winsted Holdings, Inc., 5000 Birch Street, Suite 3000, Newport Beach, California 92660. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and preferred stock beneficially owned.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the date of this information statement is 2,925,663,242, the total number of outstanding shares of the Series A preferred stock on the date of this information statement is 50,000,000 and the total number of outstanding shares of the Series B preferred stock on the date of this information statement is 50,000,000. Mr. Ellis owns 39,000,000 shares of our Series A preferred stock and 49,000,000 shares of our Series B preferred stock. In addition, C2C Exchange, Inc. 5,000,000 shares of our Series A preferred stock, Universal Broadband Communications, Inc. owns 6,000,000 shares of our Series A preferred stock, and Medspa Solutions, Inc. owns 1,000,000 shares of our Series B preferred stock. Mr. Ellis controls all three companies, and is thereby deemed to be the beneficial owner of all of the shares of our shares of preferred stock owned by them.

(3) Mr. Ellis is our chief executive officer, chief financials officer, president and director. Pursuant employment agreement, Mr. Ellis has the right to acquire an additional 1,000,000 shares of our common stock.

(4)  Mr. Brittan is one of our directors.

(5)  Mr. Ryan is one of our directors.

(6) Universal Broadband Communications, Inc. is a California corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. Universal Broadband Communications, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.

(7) C2C Exchange, Inc. is a California corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.

(8) Medspa Solutions, Inc. is a Nevada corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.

CERTAIN PROVISIONS WITH RESPECT TO MR. ELLIS'S SHARES

        Other than as stated above:

o There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Winsted Holdings, Inc.

o There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the named executive officers (determined as of the end of the last fiscal year) for services rendered in all capacities to Winsted Holdings, Inc. and our subsidiaries for the fiscal years ended December 31, 2004, 2003, and 2002:

------------------------ ------- ------------------------------------ --------------------------------------- ---------------
  Name and Principal    Fiscal          Annual Compensation                   Long Term Compensation
       Position          Year
----------------------- ------- ------------------------------------ ---------------------------------------
                                 Salary     Bonus     Other Annual
                                                      Compensation             Awards              Payouts
----------------------- ------- ---------- --------- --------------- ---------------------------- ----------
                                                                                  Securities                    All Other
                                                                     Restricted   Underlying                  Compensations
                                                                     Stock        Options/SARs     LTIP
                                                                     Award(s)          (#)         Payouts
----------------------- ------- ---------- --------- --------------- ----------- ---------------- ---------- ----------------

Mark Ellis,              2004   $350,000   $50,000        $-0-          $-0-           -0-          $-0-          $-0-
CEO, CFO, president      2003   $400,000   $50,000        $-0-          $-0-           -0-          $-0-          $-0-
and director (1)         2002      N/A       N/A          N/A           N/A            N/A           N/A          N/A
----------------------- ------- ---------- --------- --------------- ----------- ---------------- ---------- ----------------

----------------------
(1)  Mr.  Ellis's  management   contract  commenced  in  2003  and  includes  an
     automobile allowance of $1,000 per month. Mr. Ellis' wife, Gabrielle, received $45,000 in 2004.

EMPLOYMENT AGREEMENTS


        We have an employment agreement with one of our directors, Mark Ellis. Pursuant to Mr. Ellis' three-year employment contract with us, as amended on March 1, 2005, we will pay Mr. Ellis a base salary of $250,000 for the first year of his Employment Agreement; $300,000 for the second year of his Employment Agreement; and $350,000 for the third year of his Employment Agreement.



        During 2004, $718,335, or approximately 66 percent of the funds provided by our financing activities were paid to Mr. Ellis and his spouse.

        During 2003, $350,000, or approximately 27 percent of the funds provided by our financing activities were paid to Mr. Ellis. In addition, Mr. Ellis' employment agreement allows him to elect whether to receive his revenue bonus in the form of cash, our preferred stock, or a combination of cash and preferred stock. Finally, a new provision provides for preferred stock bonuses to be awarded to Mr. Ellis when certain milestones are accomplished.

        We do not have employment agreements with any of our other employees except Mr. Ellis.

STOCK OPTIONS AND SAR GRANTS IN THE LAST FISCAL YEAR

---------------------------------------------------------------------------------------------
                                                                      Potential realizable
                                                                        value at assumed
                         Individual grants                            annual rates of stock
                                                                        price appreciation
                                                                         for option term
------------------------------------------------------------------  -------------------------
                             Percent of
              Number of        total
              securities    options/SARs    Exercise                   5%($)       10%($)
  Name        underlying     granted to     of base
              option/SARs   employees in     price     Expiration
              granted (#)    fiscal year     ($/Sh)       date
-----------  ------------  --------------  ----------  -----------  ----------  -------------
Mark Ellis,      -0-            -0-            -0-        -0-           -0-          -0-
CEO
-----------  ------------  --------------  ----------  -----------  ----------  -------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In establishing compensation levels, our board of directors has endeavored to ensure the compensation programs for our executive officers were effective in attracting and retaining key executives responsible for our success and were administered in an appropriate fashion in our long-term best interests and those of our stockholders. In that regard, our board of directors sought to align the total compensation for our executive officers with our performance and the individual performance of each of our executive officers in assisting us in accomplishing our goals.

        All actions of the board with respect to the compensation of Mr. Ellis were taken with his involvement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On December 6, 2004, we purchased all of the outstanding stock of Medspa Solutions, Inc. for 20,000,000 shares of our common stock. The closing price of the stock on the acquisition date was $0.17, and the acquisition was valued at $3,400,000. We have recorded an impairment to the carrying value of this asset in the amount of $3,400,000 and charged this amount to operations during the 12 months ended December 31, 2004. Medspa Solutions, Inc. was controlled by Mark Ellis, our chief executive officer, president and director.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all forms so filed.

        Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are aware of one person who during the year ended December 31, 2004, was a director, officer, or beneficial owner of more than ten percent of our common stock, and who failed to file, on a timely basis, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year as follows:

o Mark Ellis was an officer and director during the year 2004. Mr. Ellis failed to timely file a Form 4 for the year ended December 31, 2004.

           FORM 10-KSB ANNUAL REPORT AND FORM 10-QSB QUARETRLY REPORTS

        Our Annual Report on Form 10-KSB for the year ended December 31, 2004, and our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 are incorporated herein by reference.

                 EXHIBITS TO ANNUAL REPORT AND QUARTERLY REPORTS

        WE HAVE FURNISHED OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004 AND OUR QUARTERLY REPORTS ON FORM 10-QSB FOR THE QUARTERS
ENDED MARCH 31, 2005, JUNE 30, 2005, AND SEPTEMBER 30, 2005, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN. WE WILL FURNISH ANY EXHIBIT TO THE FORM 10-KSB AND THE FORM 10-QSB UPON THE PAYMENT OF A SPECIFIED REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH EXHIBIT. ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 5000 BIRCH STREET, SUITE 3000, NEWPORT BEACH, CALIFORNIA 92660, OR TELEPHONE (949) 476-3711.

                                  OTHER MATTERS

        Our board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this information statement.

          STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

        Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by Winsted Holdings, Inc. by July 31, 2006 to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 meeting.

                                        By Order of the Board of Directors,

                                        /s/  Mark Ellis
                                        ------------------------------------
                                        Mark Ellis
                                        Chairman and Chief Executive Officer

                                  ATTACHMENT A
                            RESOLUTIONS TO BE ADOPTED
                             BY THE STOCKHOLDERS OF
                             WINSTED HOLDINGS, INC.
                                 (the "Company")

        RESOLVED, that the following individuals are hereby elected to serve as Directors of the Company until their successors are elected and qualified:

                                   Mark Ellis
                                  Brian Brittan
                                    John Ryan

        RESOLVED FURTHER, that the a reverse split of our common stock on the basis of one post-consolidation share for 1,250 pre-consolidation shares to occur at some time within 60 days of the date of the meeting of stockholders is hereby approved; and

        RESOLVED FURTHER, that the selection of Russell Bedford Stefanou Mirchandani LLP as the Company's independent auditors for the fiscal years ended December 31, 2005 is hereby ratified in all respects; and

        RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.